This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No.333-92082 and to each Prospectus dated
11/20/2002 and to each Prospectus Supplement dated 11/20/2002
                                                                               .
PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
November 20, 2002 TO PROSPECTUS DATED November 20, 2002
                                                                               .
Pricing Supplement:      1
                                                                               .
Dated:   1/24/2003
                                                                               .
                      Sears Roebuck Acceptance Corp.
                                                                               .
                       Medium-Term Note Series    VI
                             (Floating Rate)
                                                                               .
                   Due at least 9 months from date of issue
                                                                               .
Principal Amount of Note:               $  201,385,000
Settlement Date (Original Issue Date):   1/29/2003
Maturity Date:                           1/07/2004
                                                                               .
Specified Currency:                     US $
                                      (If Other than U.S. Dollars, see attached)
                                                                               .
Interest Rate Basis:                    3 MONTH LIBOR
        Spread Multiplier:  NA     Maximum Rate:  NA     Minimum Rate:  NA
                                                                               .
Spread (plus or minus):                 +  2.9500%
                                                                               .
Index Maturity:                         Three(3)  Month
                                                                               .
Date Initial Interest Rate Set:          1/27/2003
                                                                               .
Interest Reset Date(s):                 7th of April, July, October & January
                                            and at Maturity                    .
Interest Determination Date(s):         Two business days prior to each coupon
                                            payment date
Calculation Agent:                      BNY MIDWEST TRUST CO
                                                                               .
Interest Payment Date(s):               7th of April, July, October & January
                                            and at Maturity                    .
Regular Record Date(s):                 15 days prior to each interest
                                            payment date
Initial Interest Payment:                4/07/2003
Designated CMT Maturity Index:
Designated CMT Telerate Page:
Form of Purchased Notes:                DTC
Redemption Commencement Date:           NOT APPLICABLE

Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.

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